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                                                                   EXHIBIT 99.4

              SHARED TECHNOLOGIES FAIRCHILD COMMUNICATIONS CORP.

                       OFFER TO EXCHANGE ITS REGISTERED
                             12 1/4 NOTES DUE 2006

                      FOR ANY AND ALL OF ITS OUTSTANDING
                             12 1/4 NOTES DUE 2006

TO OUR CLIENTS:

  Enclosed for your consideration is a Prospectus, dated      , 1996 (the
"Prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") of Shared Technologies Fairchild Communications Corp. (the "Issuer") to exchange its registered 12 1/4 Senior Subordinated Discount Notes Due 2006 (the "New Notes") for any and all of its outstanding 12 1/4 Senior Subordinated Discount Notes Due 2006 (the "Old Notes"), upon the terms and subject to the conditions described in the Prospectus. The Exchange Offer is being made in order to satisfy certain obligations of the Issuer contained in the Exchange Registration Rights Agreement dated as of May 10, 1996, between the Issuer and the other signatory thereto.

  This material is being forwarded to you as the beneficial owner of the Old Notes carried by us in your account but not registered in your name. A TENDER OF SUCH OLD NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

  Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

  Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m.,
New York City time, on      , 1996, unless extended by the Issuer. Any Old
Notes tendered pursuant to the Exchange Offer may be withdrawn at any time
before 5:00 p.m., New York City time, on      , 1996.

  Your attention is directed to the following:

    1. The Exchange Offer is for any and all Old Notes.

    2. The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section captioned "The Exchange Offer--Conditions".

    3. Any transfer taxes incident to the transfer of Old Notes from the holder to the Issuer will be paid by the Issuer, except as otherwise provided in the Instructions in the Letter of Transmittal.

    4. The Exchange Offer expires at 5:00 p.m., New York City time, on      ,
  1996, unless extended by the Issuer.

  If you wish to have us tender your Old Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER OLD NOTES.
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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

  The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Shared Technologies Fairchild Communications Corp. with respect to its Old Notes.

  This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

  Please tender the Old Notes held by you for my account as indicated below:

AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES

12 1/4% Senior Subordinated Discount Notes Due 2006: $

[_] Please do not tender any Old Notes held by you for my account.

Dated:        , 1996

_____________________________________

_____________________________________
Signature(s)

_____________________________________

_____________________________________

_____________________________________
Please print name(s) here

_____________________________________

_____________________________________
Address(es)

_____________________________________
Area Code(s) and Telephone Number(s)

_____________________________________
Tax Identification or Social
Security No(s).

  None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.

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